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                                                                EXHIBIT 24.2


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-09719 of EPL Technologies, Inc. of our report dated 7 August 1995, included on the EPL Technologies, Inc.'s current report on Form 8-K dated 19 September 1995, as amended on 14 November 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/  PORTER MATTHEWS & MARSDEN

PORTER MATTHEWS & MARSDEN
Blackburn, England

10 October 1996